Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-26680 and No. 33-53196) pertaining to the Whirlpool 401(k) Retirement Plan (formerly the Whirlpool 401(k) Plan) of our report dated June 20, 2008, with respect to the financial statements and supplemental schedules of the Whirlpool 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

June 20, 2008